EXHIBIT 11

     COMPUTATION OF PRIMARY AND FULLY DILUTED NET INCOME PER COMMON SHARE

                                                                                                   THREE MONTHS ENDED MARCH 31
(Dollars in millions, except per share data)                                                               1995            1994
  PRIMARY:
  Average shares outstanding                                                                        133,797,144     130,689,547
  Net effect of the assumed purchase of stock under the stock option and stock purchase plans--based on the treasury stock method using average market
   price                                                                                              1,748,589       1,660,432
                                                                                                    135,545,733     132,349,979
  Income from continuing operations                                                                      $133.8          $111.9
  Preferred dividends                                                                                      (1.9)           (5.9)
  Income from continuing operations applicable to common equity                                          $131.9          $106.0
  Income from continuing operations per common share                                                      $0.97           $0.80
  Loss from discontinued operations                                                                          --           $(1.2)
  Loss from discontinued operations per common share                                                         --          $(0.01)
  Net income                                                                                             $133.8          $110.7
  Preferred dividends                                                                                      (1.9)           (5.9)
  Net income applicable to common equity                                                                 $131.9          $104.8
  Net income per common share                                                                             $0.97           $0.79
  FULLY DILUTED: *
  Average shares outstanding                                                                        133,797,144     130,689,547
  Net effect of the assumed purchase of stock under the stock option and stock purchase plans--based on the treasury stock method using average
   market price or period-end market price, whichever is higher                                       2,151,338       1,791,484
  Assumed conversion of Series 1991A Preferred Stock                                                  3,655,684       3,655,684
                                                                                                    139,604,166     136,136,715
  Income from continuing operations                                                                      $133.8          $111.9
  Preferred dividends, excluding 1991A Preferred Stock                                                       --            (4.0)
  Income from continuing operations applicable to common equity                                          $133.8          $107.9
  Income from continuing operations per common share                                                      $0.96           $0.79
  Loss from discontinued operations                                                                          --           $(1.2)
  Loss from discontinued operations per common share                                                         --          $(0.01)
  Net income                                                                                             $133.8          $110.7
  Preferred dividends, excluding 1991A Preferred Stock                                                       --            (4.0)
  Net income applicable to common equity                                                                 $133.8          $106.7
  Net income per common share                                                                             $0.96           $0.78
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*This calculation is submitted in accordance with Regulation S-K item
 601(b)(11) although not required by footnote 2 to paragraph 17 of APB Opinion
 No. 15 because it results in dilution of less than 3%.